                                                                   Exhibit 10.13




                             STOCKHOLDER'S AGREEMENT
                           DATED AS OF JUNE ___, 2000






                             STOCKHOLDER'S AGREEMENT



                            DATED AS OF JUNE __, 2000


                                     BETWEEN


                             UCAR INTERNATIONAL INC.

                                       AND

                                  GRAFTECH INC.

                                TABLE OF CONTENTS

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                                                                                        PAGE

section 1.    DEFINITIONS                                                                  1

         1.1      Defined Terms                                                            1

         1.2      Other Definitional Provisions; Interpretation                            2

section 2.    TRANSFERS                                                                    3

         2.1      Limitations on Transfer                                                  3

         2.2      Transfers to Affiliates and Others                                       3

         2.3      Effect of Void Transfers                                                 3

         2.4      Legends                                                                  3

section 3    PREEMPTIVE RIGHTS                                                             4

         3.1      General                                                                  4

         3.2      Exercise                                                                 4

section 4     REGISTRATION RIGHTS                                                          4

         4.1      Demand Registration                                                      4

         4.2      Piggy-Back Rights                                                        5

         4.3      Other Registration-Related Matters                                       6

         4.4      Indemnification                                                          6

section 5    MANAGEMENT                                                                    9

         5.1      Composition of Board                                                     9

section 6    ACTIONS REQUIRING UCAR APPROVAL                                              10

         6.1      Specified Actions                                                       10

section 7    OTHER AGREEMENTS                                                             11

         7.1      Non-Solicitation                                                        11

         7.2      Financial Information                                                   11

         7.3      Confidentiality                                                         12

         7.4      Initial Public Offering Expenses                                        13

         7.5      Third Party Beneficiary Provisions; Listing and Registration            13

section 8    MISCELLANEOUS                                                                13

         8.1      Additional Securities Subject to Agreement                              13

         8.2      Injunctive Relief                                                       14

         8.3      Amendments                                                              14

                                      -i-
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                                TABLE OF CONTENTS
                                  (CONTINUED)
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                                                                                         PAGE
         8.4      Successors, Assigns and Transferees                                     14

         8.5      Notices                                                                 14

         8.6      Integration                                                             15

         8.7      Severability                                                            15

         8.8      Governing Law                                                           15

         8.9      Counterparts                                                            15

                                      -ii-
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         STOCKHOLDER'S AGREEMENT, dated as of ________, 2000, between UCAR
International Inc., a Delaware corporation ("UCAR International"), and Graftech Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, one of the wholly-owned Subsidiaries (as defined below) of UCAR International owns an aggregate of ____________ shares of common stock, par value $.01 per share ("Common Stock"), of the Company and is the sole stockholder of the Company; and

         WHEREAS, UCAR International and the Company propose an initial public offering of outstanding and newly issued shares of Common Stock (the "IPO") following which UCAR International will directly or indirectly own not less than 80% of the then outstanding shares of Common Stock; and

         WHEREAS, the parties wish to provide for the structure of the Board (as defined below) and certain matters related to the operations of the Company, to provide for the sale of shares of Common Stock, to make other provisions with respect to the affairs of the Company and to provide UCAR International and its Subsidiaries other than the Company and its Subsidiaries (collectively, "UCAR") with certain rights, including registration rights; and

         WHEREAS, the Company and UCAR have agreed to enter into this Agreement to accomplish the foregoing.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

SECTION 1.        DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

                  "Affiliate" shall mean, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with such Person or (ii) any director, officer, general partner or employee of such Person or any Person specified in clause (i) above; provided, that (x) UCAR, on the one hand, and the Company and its Subsidiaries, on the other hand, shall not be deemed to be Affiliates of each other for purposes hereof and (y) officers, directors or employees of the Company or its Subsidiaries shall not be deemed to be Affiliates of UCAR for purposes hereof solely by reason of being officers, directors or employees of the Company or its Subsidiaries.

                  "Agreement" shall mean this Stockholder's Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Board" shall mean the Board of Directors of the Company.

                   "Graftech Business" shall mean the development, manufacture and sale of natural, acid-treated and flexible graphite-based products.

                   "Person" shall mean any individual or any corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

                  "Public Offering" shall mean the sale of shares of Common Stock to the public pursuant to an effective registration statement filed under the Securities Act, including the IPO.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Section 4.1, 4.2 or 4.3, including, without limitation, (i) all SEC and all stock exchange, stock market and self-regulatory organization registration and filing fees, (ii) all fees and expenses of complying with foreign or state securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with such compliance), (iii) all printing and related messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel, other than the Company's counsel, selected by UCAR, to represent it in connection with each registration under any of such Sections, and (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special due diligence or other investigators or experts retained in connection with such registration, but excluding underwriting discounts and commissions and transfer, stamp or similar taxes, if any.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "Subsidiary" of a Person shall mean any entity of which such Person owns, directly or indirectly or through one or more other Subsidiaries, stock, ownership interests or other rights or securities having a majority of the ordinary voting power of such entity.

                  "Third Party" shall mean any Person other than an Affiliate of UCAR or the Company.

                  "Transfer" shall mean any transfer, gift, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary or involuntary or by operation of law).

         1.2      Other Definitional Provisions; Interpretation.

                  (a) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Subsection references refer to Sections and

Subsections of this Agreement unless otherwise specified.

                  (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d) The term "including" shall mean "including, without limitation".

                  (e) Any reference to any agreement, instrument, contract or other document shall (i) include all appendices, exhibits, annexes and schedules thereto and (ii) be a reference to such agreement, instrument, contract or other document as amended, supplemented, modified, suspended, restated or novated from time to time.

SECTION 2.        TRANSFERS

         2.1 Limitations on Transfer. UCAR agrees that (i) except for Transfers effected in connection with a Public Offering or pursuant to Section 2.2(a) or (c), it shall not Transfer any shares of Common Stock unless it shall have furnished to the Company an opinion of counsel to the Company that such Transfer is exempt from the provisions of Section 5 under the Securities Act and
(ii) except for Transfers in connection with a Public Offering and Transfers pursuant to Rule 144 under the Securities Act or Section 2.2(d), it shall not Transfer any shares of Common Stock unless the transferee shall agree to become a party to, and be bound to the same extent (and entitled to the same benefits) as its transferor by the terms of, this Agreement.

         2.2 Transfers to Affiliates and Others. UCAR shall be entitled, from time to time and at any time, to Transfer shares of Common Stock to (a) any of its Affiliates, (b) any Person who, upon such Transfer, becomes a "Principal Stockholder" as defined in the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof, (c) lenders (or nominees or agents for lenders) under UCAR's credit facilities or (d) stockholders of UCAR or a Person described in the preceding clause (b), or the ultimate parent of such a Person, at a time when UCAR or such Person or parent is a public reporting company (including a distribution of shares of Common Stock upon a liquidation thereof.)

         2.3 Effect of Void Transfers. In the event of any purported Transfer of any shares of Common Stock in violation of the provisions of this Agreement, such purported Transfer shall be void and the Company shall not give effect to such Transfer.

         2.4 Legends. The certificates representing shares of Common Stock held by UCAR shall bear the following legends:

         "TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A STOCKHOLDER'S AGREEMENT, DATED AS OF ______,

         2000, WHICH AGREEMENT CONTAINS ADDITIONAL PROVISIONS AFFECTING THE RIGHTS AND DUTIES OF THE HOLDER OF SUCH SHARES. A COPY OF THE STOCKHOLDER'S AGREEMENT IS ON FILE AT THE OFFICE OF THE COMPANY."

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE TRANSFERRED, EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT."

Any certificates issued upon a Transfer thereof or in exchange therefor shall, except as otherwise required to give effect to transactions permitted or required by this Agreement, bear substantially similar legends. The first legend referenced above shall be removed from certificates representing all shares of Common Stock upon termination of this Agreement or from certificates representing shares of Common Stock when such shares become free and clear of any restriction or provision hereof. The second legend referenced above shall be removed from certificates representing shares of Common Stock when such shares become free and clear of any restriction referenced therein. The Company shall make appropriate notation in its stock transfer records of the restrictions on Transfer provided for in this Agreement.

SECTION 3.        PREEMPTIVE RIGHTS

         3.1 General. So long as this Agreement shall remain in effect, UCAR has the right, upon any issuance by the Company (an "Issuance") of any additional shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (other than non-qualified employee or director stock options which cannot and do not vest prior to the third anniversary of the effective date of the registration statement filed with the SEC relating to the IPO (the "Effective Date") or, in the case of non-qualified director stock options, which cannot and do not vest at a time when UCAR owns or holds directly or indirectly 20% or more of our then outstanding shares of Common Stock (collectively, "Permitted Options")), to any Third Party (a "Recipient"), to receive, 30 days prior to such Issuance to such Recipient, notification in writing of the proposed Issuance to the proposed Recipient and has the right (the "Preemptive Right") to subscribe for and purchase additional shares of Common Stock at the same price and upon the same terms and conditions as those to be issued in the Issuance to such Recipient such that, immediately after giving effect to such Issuance to the Recipient and exercise of the Preemptive Right, the shares of Common Stock owned by UCAR (rounded to the nearest whole share) shall represent the same percentage of the aggregate number of shares of Common Stock outstanding on a fully diluted basis as was owned by UCAR immediately prior to such Issuance to such Recipient.

         3.2 Exercise. The Preemptive Right may be exercised by UCAR at any time by giving written notice to the Company within 30 days after the date on which UCAR receives

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
notice from the Company of the proposed Issuance, and the closing of the purchase and sale pursuant to the exercise of the Preemptive Right shall occur not sooner than 30 days after the Company receives notice of the exercise of the Preemptive Right and prior to or concurrently with the closing of the Issuance to the Recipient. Notwithstanding the foregoing, the Preemptive Right shall not apply to any Issuance to all holders of shares of Common Stock on a pro rata basis.

SECTION 4.        REGISTRATION RIGHTS

         4.1      Demand Registration.

                  (a) Upon the written request from time to time of UCAR that the Company effect the registration under the Securities Act of all or part of the shares of Common Stock owned by UCAR, the Company will as expeditiously as reasonably practicable use its reasonable efforts to effect the registration under the Securities Act of such shares of Common Stock and cause such registration to remain effective for a period of not less than 120 days; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 4.1 during any fiscal year of the Company.

                  (b) The obligations of the Company to use its reasonable efforts to cause shares of Common Stock to be registered under the Securities Act pursuant to this Section 4.1 are subject to the limitation that the Company shall be entitled to postpone for a reasonable period of time (not to exceed 90 days) the filing or effectiveness of, or suspend for a reasonable period of time (not to exceed 90 days) the rights of UCAR to make sales pursuant to, any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder if there has been a determination made in good faith by the Board, in view of the advisability of deferring public disclosure of material corporate developments or other information, that to do so would be in the best interest of the Company at such time. The Company shall extend the period during which such registration statement shall be maintained effective as provided in Subsection (a) by a number of days equal to the number of days in the period commencing on and including the date of suspension of the rights of UCAR to make sales pursuant to such registration statement and ending on the date sales can recommence.

                  (c) The rights of UCAR pursuant to this Section 4.1 may not be exercised if the shares of Common Stock to be sold by UCAR pursuant to this Section 4.1 have a market value (based on the most recent closing share price of Common Stock available as of such time) of less than $10,000,000.

         4.2      Piggy-Back Rights.

                  (a) Each time the Company is planning to file a registration statement under the Securities Act in connection with the proposed offer and sale of Common Stock by the Company (other than in connection with an employee stock option, purchase, ownership or other plan or an acquisition, however structured, by the Company or its Subsidiaries of a business, product line, company or assets), the Company shall give written notice to UCAR regarding the rights of UCAR under this Section 4.2, at least 30 days prior to the anticipated filing date of such registration statement. Upon the written request of UCAR made within 20 days after the receipt of any such notice from the Company, which request shall specify the number of shares of Common Stock then intended to be sold by UCAR in such offering (the "Piggy-Back Shares"), the Company will use its reasonable efforts to effect the registration under the Securities Act of all Piggy-Back Shares to the extent required to permit the disposition of the Piggy-Back Shares; provided, that if, at any time after giving written notice of its intention to register Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to UCAR and thereupon shall be relieved of its obligation to register any Piggy-Back Shares in connection with such registration only.

                  (b) If a registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter or underwriters in good faith advise the Company in writing that, in their opinion, the number of shares of Common Stock which the Company, UCAR and any other Persons intend to include in such registration exceeds the largest number of shares of Common Stock which can be sold in such offering without having an adverse effect on such offering (including the price at which the shares of Common Stock can be sold or the aggregate number of shares of Common Stock that can be sold), then the Company will include in such registration (i) first, 100% of the shares of Common Stock which the Company proposes to sell for its own account, if any, and
(ii) second, to the extent that the number of shares of Common Stock which the Company proposes to sell is less than the number of shares of Common Stock which the Company has been advised can be sold in such offering without having an adverse effect referred to above, 100% of the Piggy-Back Shares and (iii) third, to the extent that additional shares of Common Stock can be sold in such offering without having an adverse effect referred to above, shares of Common Stock sought to be included by any other Persons who are permitted to include shares of Common Stock in such offering pursuant to any other agreements.

         4.3      Other Registration-Related Matters.

                  (a) UCAR agrees that, if any shares of Common Stock are offered in an underwritten Public Offering pursuant to an effective registration statement under the Securities Act (other than a registration statement relating to an employee stock option, purchase, ownership or other benefit plan of the Company), it shall not, without the prior written consent of the Company, effect any sales of Common Stock during the 14 days prior to, or the 90-day period beginning on, the effective date of that registration statement (whether pursuant to Section 4.1 or 4.2 or otherwise, except as part of such registration) if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of such underwritten Public Offering.

                  (b) The Company agrees not to effect any sales of Common Stock during the 14 days prior to, and the 90-day period beginning on, the effective date of any registration statement in which UCAR is selling shares of Common Stock in an underwritten Public Offering (other than shares of Common Stock being sold by the Company in such Public Offering), if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten Public Offering.

                  (c) The Company may require any Person that is selling shares of Common Stock in a Public Offering pursuant to Section 4.1 or 4.2 to furnish to the Company such information regarding such Person and the intended distribution of such shares of Common Stock which are included in such Public Offering as may from time to time reasonably be requested in writing in order to comply with the Securities Act.

                  (d) Except as otherwise provided in Section 7.4, the Company will pay all Registration Expenses in connection with each registration of Common Stock pursuant to this Section 4, regardless of whether such registration becomes effective, and UCAR shall pay all underwriting discounts and commissions and stamp, transfer and other taxes, if any, relating to the sale of shares of Common Stock by UCAR pursuant to any registration effected pursuant to this Section 4.

         4.4      Indemnification.

                  (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 4.1 or 4.2 (which includes, for purposes of this Section 4.4, the IPO), the Company hereby indemnifies and holds harmless, and agrees that in any underwriting agreement entered into in connection with such registration it will indemnify and hold harmless, to the extent permitted by law, UCAR, each Affiliate of UCAR and their respective directors, officers, employees and general and limited partners (and the directors, officers, , employees, affiliates and controlling Persons thereof), each Person who participates as an underwriter in the offering or sale of securities covered by registration statement offered or sold by UCAR and each other Person, if any, who controls UCAR or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement relating to such registration, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of such securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 4.4, with respect to any preliminary prospectus, final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold such securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the Transfer of such securities by UCAR.

                  (b) Indemnification by UCAR and Underwriters. The Company may require, as a condition to including any Common Stock in any registration statement filed in accordance with this Section 4, that the Company shall have received an undertaking reasonably satisfactory to it from the UCAR Party (as defined below) or any such underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection (a), except that the indemnification obligation of the underwriters shall be several and not joint) the Company and all other selling stockholders, as the case may be, and any of their respective affiliates, directors, officers, employees and controlling Persons, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to the UCAR Party or underwriter furnished to the Company by the UCAR Party or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the selling stockholders, or any of their respective affiliates, directors, officers, employees or controlling Persons, and shall survive the Transfer of such securities by the UCAR Party. The liability of any UCAR Party for any indemnification under this Section 4.4 shall be limited to an amount equal to the net proceeds (after deducting any underwriters' commission or discount) received by such UCAR Party in connection with the sale of securities pursuant to such registration statement.

                  (c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.4, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of such Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under such subsections (a) or (b) of this
Section 4.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between the indemnified and indemnifying parties may exist in respect of the claim to which such action or proceeding relates and separate counsel is not employed as described below, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party's reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Parties of a release from all liability in respect of such claim or litigation. An indemnifying party shall not be liable for any settlement of any action, proceeding or claim effected without its prior written consent, which shall not be unreasonably withheld.

                  (d) Other Indemnification. Indemnification similar to that specified in this Section 4.4 (with appropriate modifications) shall be given by the Company and each UCAR Party with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 4.4 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under

Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering (taking into account the portion of the proceeds realized by each), the parties' relative fault in connection with the statements or omissions which resulted in losses, claims, damages or liabilities, including the parties' knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances.

                  (f) Non-Exclusivity. The obligations of the parties under this Section 4.4 shall be in addition to any liability which any party may otherwise have to any other party. If the underwriting agreement relating to any offering covered by this Section 4.4 provides for indemnification and contribution of the type described in this Section 4.4, then such provisions shall supersede and replace this Section 4.4 (other than this Subsection (f)) insofar as it specifically provides for indemnification or contribution between the same Persons with respect to such offering. An underwriting agreement which primarily provides for indemnification and contribution by UCAR and the Company, on the one hand, and underwriters, on the other hand, (but not between the Company, on the one hand, and such UCAR Party or Parties, on the other hand) shall not supersede or replace this Section 4.4.

                  (g) UCAR Party. "UCAR Party" shall mean UCAR or its Subsidiary or Subsidiaries (other than the Company and its Subsidiaries), whichever offers or sells securities under the relevant offering or registration.

SECTION 5.        MANAGEMENT

         5.1 Composition of Board. Except as otherwise expressly agreed in writing by UCAR, so long as UCAR owns or holds directly or indirectly 20% or more of the then outstanding shares of Common Stock, the Company and UCAR shall each take or cause to be taken any and all such actions so as to cause the election (including nominating, recommending for election, soliciting proxies for election, and voting or giving written consent or proxies as to all voting securities of the Company owned or held for election) of: (a) a Board which consists of six individuals of whom: (i) one is the chief executive of the Company; (ii) three are nominees of UCAR (all of whom may be directors or employees of UCAR and one of whom must qualify as an independent director of the Company within the meaning of the listing rules of The Nasdaq Stock Market's National Market); (iii) two of whom are independent directors within the meaning of such listing rules who are not directors or employees of UCAR; and (iv) collectively have qualifications which satisfies the committee and independent director requirements of such listing rules in a timely manner; and (b) one of UCAR's nominees designated by UCAR as Chairman of the Board of the Company; and
(c) an audit committee which satisfies the listing requirements of such listing rules in a timely manner.

SECTION 6.        ACTIONS REQUIRING UCAR APPROVAL

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
         6.1 Specified Actions. So long as UCAR directly or indirectly owns or holds 20% or more of the then outstanding shares of Common Stock, the Company shall not, and shall not cause or permit any of its Subsidiaries to, take any of the following actions, or authorize or approve (including those by the Board or management) the taking of any of the following actions, or enter into any contract, understanding or arrangement to take any of the following actions, or publicly announce any intention or plan to take any of the following actions, in each case without the express prior written consent of UCAR:

                  (a) any issuance of any share of Common Stock (other than shares issued pursuant to the underwriting agreement in connection with the IPO and other than shares issued pursuant to Permitted Options) or any shares of preferred stock of the Company (the "Preferred Stock");

                  (b) any merger or consolidation of the Company with or into any Person, other than a wholly-owned Subsidiary of the Company, or of any Subsidiary of the Company with or into any Person other than the Company or any other wholly-owned Subsidiary of the Company;

                  (c) any sale, transfer or other disposition of stock or other securities, debt or equity, of any Subsidiary of the Company or any grant of or issuance by the Company or any of its Subsidiaries of any rights with respect thereto (other than as collateral security for any debt permitted by this Section 6.1)

                  (d) any acquisition, lease (as lessee or lessor and including a sale-leaseback) sale, transfer or other dispositions of any assets, business or operations of the Company or any Subsidiary of the Company (other than in the ordinary course of business) in a single transaction or a series of related transactions having a value in excess of $5,000,000;

                  (e) any declaration of any dividend or distribution with respect to, or any redemption, repurchase or other acquisition of, any securities of the Company or any Subsidiary of the Company (other than with respect to a wholly-owned Subsidiary of the Company);

                  (f) any liquidation, dissolution, commencement of bankruptcy, insolvency or similar proceedings or consent or acquiescence thereto, assignment for the benefit of creditors or similar actions with respect to the Company or any Subsidiary of the Company;

                  (g) any incurrence, refinancing or alteration of material terms of any debt, or grant or alteration of material terms of any lien, security interest or mortgage, or grant of guaranty of debt or assumption of debt of another Person by the Company or any Subsidiary of the Company (other than with respect to debt of up to $15,000,000 to be incurred as described in the final prospectus relating to the IPO);

                  (h) any capital expenditure in any year in excess of the amount specified in the annual business plan/budget for that year approved by the Board and by the directors of the Company nominated by UCAR (or, if no such plan/budget is so approved for such year, in excess of the amount specified in such plan/budget for the prior year with respect to

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
the prior year);

                  (i) any change in accounting or tax principles or policies except as required by generally accepted accounting principles or by applicable law, rule or regulation;

                  (j) any amendment to the Certificate of Incorporation or By-laws of the Company;

                  (k) any issuance of any securities convertible into or exchange or exercisable for any Common Stock or Preferred Stock, including options, warrants and rights (including employee stock options, stock appreciation rights and restricted stock), or any other instrument that could be deemed for any tax purposes to be outstanding equity or voting securities of the Company (other than Permitted Options); or

                  (l) any amendment, including any consent, waiver, practice or action which has the effect of amending, the Company's Employee Equity Incentive Plan or Outside Directors Equity Incentive Plan, or the forms of the Non-Qualified Stock Option Agreements thereunder as filed with the registration statement relating to the IPO, or adoption of any plan or arrangement with a purpose or effect similar thereto.

SECTION 7.        OTHER AGREEMENTS

         7.1 Non-Solicitation. So long as UCAR directly or indirectly owns or holds 20% or more of the then outstanding shares of Common Stock and, if longer, for a period of one year from the Effective Date, neither the Company or UCAR will or will permit its Subsidiaries to hire or solicit for hire the employees of the other of them without the express written consent of the other of them. For the purposes of the preceding sentence, the following does not constitute solicitation under this Agreement: (i) use of an independent employment agency so long as such agency is not directed to contact a specific employee or employees of a specific company; and (ii) general advertisements not targeted at a specific employee or employees of a specific company.

         7.2 Financial Information. The Company shall provide and shall cause its Subsidiaries to provide all accounting, financial, business and other information to UCAR when and as UCAR may request so as to enable UCAR to, among other things, comply with orders and agreements, prepare financial statements, budgets, projections and analysis, have financial statement audits and reviews completed, comply with due diligence requests from existing or prospective lenders, investors and strategic partners, comply with public reporting obligations and perform customary investor relations activities, pursue and defend claims of lawsuits and investigations, and any other proper purpose. The obligations of the Company under this Section 7.2 shall not apply as to information relating to periods after UCAR ceases to own or hold directly or indirectly 20% or more of the then outstanding shares of Common Stock. For purposes of this Section 7.2, the term "information" shall include copies of and access to books, records, files, accounts, facilities and premises and interviews and discussions with, certifications by and reviews of information (within the meaning hereof by) directors, officers and employees of the Company and its Subsidiaries).

7.3            Confidentiality.

                  (a) General. UCAR hereby agrees that Confidential Information to be furnished to it hereunder will be furnished to it in connection with UCAR's investment in the Company. UCAR agrees that it will not use such Confidential Information for the purpose of competing or interfering with the Company or its Subsidiaries and that UCAR further agrees that it will use the same practices and procedures to maintain the confidentiality of Confidential Information as it uses to maintain the confidentiality of its own confidential or proprietary information. Nothing contained herein shall prevent disclosure of such Confidential Information: (i) to UCAR's Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to UCAR; (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes to which UCAR is subject); provided, that UCAR gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and UCAR shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)); or (iii) to any Person to whom UCAR is contemplating a Transfer of shares of Common Stock (provided, that such Transfer would not be in violation of the provisions of this Agreement and as long as such Third Party is advised of the confidentiality thereof and agrees to be bound by a confidentiality agreement consistent with the provisions hereof). Nothing contained herein shall prevent the use or disclosure of Confidential Information for the purposes described in Section 7.2 or the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim between the Company, or any of its Subsidiaries, on the one hand, and UCAR, on the other hand.

                  (b) Definition of Confidential Information. "Confidential Information" means any information concerning the Company and Persons who are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company and Persons who are or become its Subsidiaries furnished to UCAR pursuant hereto (including by virtue of its present or former right to nominate a director of the Company); provided, however, that the term Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by UCAR or its directors, officers, employees, agents, counsel, investment advisers or representatives (all such Persons being collectively called "Representatives") in violation of this Agreement,(ii) is or was available to UCAR on a non-confidential basis prior to its disclosure to such UCAR or its Representatives by the Company or (iii) was or becomes available to such UCAR on a non-confidential basis from a source other than the Company or its Subsidiaries, provided, that such source is or was (at the time of receipt of the relevant information) not, to the best of UCAR's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or its Subsidiaries.

         7.4 Initial Public Offering Expenses. The Company and UCAR agree that, they will bear the expenses of the IPO as follows: Each party will bear its own internal costs relating to the IPO and each party will pay the underwriting discounts and the commissions on the shares of Common Stock sold by such party. External costs such as legal, accounting, printing and filing fees will be borne pro rata by each party based on the gross proceeds received by such party in the IPO.

         7.5 Third Party Beneficiary Provisions; Listing and Registration. The Company shall and shall cause its Subsidiaries to comply with, observe and perform all provisions, terms and agreements of which UCAR is a third party beneficiary and take and cause to be taken such further actions as may be necessary or appropriate to give full effect to the purposes and intent thereof. Without limiting the foregoing, the Company register under the Securities Act and all applicable foreign or state securities or blue sky laws, maintain such registrations (or exemption therefrom) and maintain the listing or eligibility for trading on all stock exchanges or markets on which the Common Stock is listed or traded necessary or appropriate to issue options to purchase shares of Common Stock in respect of options to purchase common stock of UCAR International and to permit the exercise thereof and the purchase and public resale of shares of Common Stock issued thereunder as provided in the Company's Employee Equity Incentive Plan as in effect on the Effective Date.


SECTION 8.        MISCELLANEOUS

         8.1      Additional Securities Subject to Agreement.

                  (a) Issuances by the Company. If additional shares of Common Stock or other equity securities of the Company are issued by the Company at any time during the term of this Agreement, either directly or upon the conversion, exercise or exchange of securities of the Company exercisable for or convertible or exchangeable into shares of Common Stock or other equity securities of the Company, such Common Stock or other equity securities shall be subject to this Agreement. All references to "Common Stock" in this Agreement shall be deemed to include and refer to any other equity securities subject to this Agreement in accordance with this subsection (a).

                  (b) Acquisitions by UCAR. UCAR agrees that any other shares of Common Stock which it shall hereafter acquire by means of a stock split, stock dividend, distribution or otherwise (other than pursuant to a Public Offering) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

         8.2 Injunctive Relief. Each party acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other party irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

         8.3 Amendments. This Agreement may be amended, and compliance with provisions, terms or agreements contained herein may be waived, only by a written instrument signed by both of the Parties.

         8.4 Successors, Assigns and Transferees. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, permitted assigns and Transferees who become parties hereto as contemplated by Section 2. Such permitted assigns and Transferees shall have full rights to enforce and seek legal and other remedies in respect of breaches of this Agreement as if a party. Any assignment of the provisions hereof may be made by a party only upon the written consent of the other party, except that UCAR may make such an assignment to any of its Subsidiaries without such consent. Any assignment in violation of the prior sentence shall be void and the Company shall not give effect to such assignment.

         8.5 Notices. All notices, requests and demands to or upon the respective parties must be in writing (including by facsimile) to be effective and, unless otherwise expressly provided herein, if in writing, shall be deemed to have been duly given or made when delivered by hand, or two days after being delivered to a recognized courier (whose stated terms of delivery are three days or less to the destination of such notice) or, in the case of facsimile notice, when received, addressed as follows or to such other address as may hereafter be provided in writing to all of the parties:

                  When the Company is the intended recipient:

                           Graftech Inc.
                           11709 Madison Avenue
                           Lakewood, OH  44107
                           Attention:  CEO
                           with a copy to the General Counsel
                           Phone No:  (216) 529-3825
                           Facsimile No:  (216) 529-3713

                  When UCAR is the intended recipient:

                           UCAR International Inc.
                           3102 West End Avenue
                           Suite 1100
                           Nashville, TN 37203
                           Attention: President
                           with a copy to the General Counsel
                           Phone No: (615) 760-8227

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
                           Facsimile No: (615) 760-7691

         8.6 Integration. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

         8.7 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         8.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof. The parties executing this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the State of Delaware in any action or proceeding arising out of or relating to this Agreement.

         8.9 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this Stockholder's Agreement or caused this Stockholder's Agreement to be executed on its behalf as of the date first written above.


                                      UCAR International INC.


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


                                      Graftech Inc.


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


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